UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-185336	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2018, Hartman Short Term Income Properties XX, Inc. ("Hartman XX") through its special purpose finance subsidiary, Hartman SPE, LLC ("SPE LLC"), as borrower, and Goldman Sachs Mortgage Company ("GS"), as lender, entered into a term loan agreement (the "Loan Agreement") (GS, in its capacity as lender, together with any other lender institutions that may become parties thereto, "Lender"). Pursuant to the Loan Agreement, the Lender made a term loan to SPE LLC in the principal amount of $259,000,000 (the "Loan").

Contemporaneously therewith, Hartman XX together with its affiliates Hartman Income REIT, Inc., Hartman Short Term Income Properties XIX, Inc. and Hartman vREIT XXI, Inc. (the “Company”), contributed a total of 39 commercial real estate properties ("Properties") to SPE, LLC, a recently formed Delaware limited liability company, subject to the mortgage indebtedness encumbering the Properties, in exchange for membership interests in SPE LLC. Proceeds of the Loan were immediately used to extinguish the existing mortgage indebtedness encumbering the Properties.

The Company contributed its 48.8% interest in Three Forest Plaza, which vREIT XXI owns in a joint venture arrangement with Hartman XX. The net asset value of the Three Forest Plaza minority interest is $18,486,000. The Company holds a 5.89% interest in SPE LLC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information discussed under Item 1.01 of this Current Report on Form 8-K under the heading Term Loan Agreement is incorporated by reference into this Item 2.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, INC.

Date: October 5, 2018	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer